UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2022, Ashford Inc. (“AINC” or the “Company”) entered into a Limited Waiver Under Advisory Agreement (the “Braemar Limited Waiver”) with Braemar Hotels & Resorts Inc. (“Braemar”), Braemar Hospitality Limited Partnership (“Braemar OP”), Braemar TRS Corporation (“Braemar Trust TRS”) and Ashford Hospitality Advisors LLC (“Ashford Hospitality”). On March 15, 2022, the Company entered into a Limited Waiver Under Advisory Agreement (the “Ashford Trust Limited Waiver” and together with the Braemar Limited Waiver, the “Limited Waivers”) with Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Hospitality Limited Partnership (the “Ashford Trust OP”), Ashford TRS Corporation (“Ashford Trust TRS”) and Ashford Hospitality.

As previously disclosed, (i) the Company, Ashford Trust, Ashford Trust OP, Ashford Trust TRS and Ashford Hospitality are parties to a Second Amended and Restated Advisory Agreement, dated as of January 14, 2021 (the “Ashford Trust Advisory Agreement”), and (ii) the Company, Braemar OP, Braemar TRS and Ashford Hospitality are parties to a Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, as amended on January 15, 2019 and as further amended on August 16, 2021 (together with the Ashford Trust Advisory Agreement, the “Advisory Agreements”). Such Advisory Agreements (i) allocate responsibility for certain employee costs between Ashford Trust and the Advisor, or Braemar and the Advisor, as applicable, and (ii) permit the board of directors of Ashford Trust or Braemar, as applicable, to issue annual equity awards in Ashford Trust and Ashford Trust OP or Braemer and Braemar OP, as applicable, to employees and other representatives of the Advisor based on achievement by Ashford Trust or Braemar, as applicable, of certain financial or other objectives or otherwise as the board of director of Ashford Trust or Braemar, as applicable, sees fit.

Pursuant to the Limited Waivers, the parties to the Advisory Agreements waive the operation of any provision in the Advisory Agreements that would otherwise limit the ability of Ashford Trust or Braemar, as applicable, in its discretion, at its cost and expense, to award during the first and second fiscal quarters of calendar year 2022 (the “Waiver Period”), cash incentive compensation to employees and other representatives of the Advisor; provided that, pursuant to the Ashford Trust Limited Waiver, such awarded cash incentive compensation does not exceed $8,476,000, in the aggregate, during the Waiver Period.

The foregoing description of the Limited Waivers does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Limited Waivers, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

10.1	Limited Waiver Under Advisory Agreement, dated as of March 15, 2022, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc., and Ashford Hospitality Advisors LLC.

10.2	Limited Waiver Under Advisory Agreement, dated as of March 10, 2022, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford Inc., and Ashford Hospitality Advisors LLC.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary

Date: March 16, 2022

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